                                                                     EXHIBIT 5.1


                     [BODMAN, LONGLEY & DAHLING LETTERHEAD]
                                 April 8, 2003


Caraco Pharmaceutical Laboratories Ltd.
1150 Elijah McCoy Drive
Detroit, MI 48202




                  Re:               Caraco Pharmaceutical Laboratories Ltd.
                                    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Caraco Pharmaceutical Laboratories Ltd., a Michigan corporation (the "Company"), in connection with the proposed registration of 266,375 shares of the Company's Common Stock, no par value (the "Shares") issuable upon exercise of options under The 1993 Stock Option Plan of the Company (the "1993 Plan") and in connection with the proposed registration of 2,996,000 Shares issuable upon exercise of options and the grant of Shares under The 1999 Equity Participation Plan of the Company (the "1999 Plan"), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented and together with any other registration statement referred to in this paragraph, is hereinafter referred to as the "Registration Statement"). This opinion also relates to any registration statement in connection with this offering that is to be effective upon filing pursuant to Rule 462(b) under the Act and also includes any additional Shares of the 1993 Plan and/or the 1999 Plan registered pursuant to such subsequently filed registration statement.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Articles of Incorporation and Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares to be issued under the 1993 Plan and/or the 1999 Plan, (iii) the Registration Statement and the exhibits thereto, and
(iv) such other documents and instruments as we have deemed necessary for purposes of the opinions contained herein.

         For purposes of this opinion, we have assumed the authenticity of the documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of the persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Michigan Business Corporation Act (the "MBCA") and the federal laws of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares to be issued under the 1993 Plan and/or the 1999 Plan have been duly authorized for issuance and, upon payment, as applicable, for the Shares granted and/or options exercised under the 1993 Plan and/or the 1999 Plan and issuance in accordance therewith, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the current MBCA or the current federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you solely for your benefit to be used by you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person or by you for any other purpose.

                                                   Very truly yours,

                                                   BODMAN, LONGLEY & DAHLING LLP

                                                   By:  /s/ Fred B. Green
                                                       -------------------------
                                                         Fred B. Green, Partner


                                       6